SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 18, 2004

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sturlugata 8, IS-101 Reykjavik, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Item 5.  Other Events.

On June 18 2004, deCODE genetics, Inc. (“deCODE’) announced that Hannes Smarason, Executive Vice President and Senior Business Officer, would be leaving deCODE to devote himself to his responsibilities as Chairman of the Board of Icelandair.  A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Also on June 18, 2004, deCODE announced the completion of enrollment for its ten-week, information-rich Phase IIa clinical trial of DG031, its developmental compound for the prevention of heart attack.  A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

99.1                  Press Release issued June 18, 2004

99.2                  Press Release issued June 18, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated:  June 25, 2004